SETTLEMENT AGREEMENT

          This Settlement Agreement is entered into the       day of July,
1995, by and between QUESTECH, INC., a Virginia corporation (the "Company") and OSCAR E. HAYES, an individual residing in Virginia ("Hayes") (each of the Company and Hayes a "Party" and collectively the "Parties").

                             Recitals

          WHEREAS, pursuant to the terms of an Employment Agreement dated December 20, 1979, as subsequently amended by the Parties (such agreement, as amended, referred to herein as the "Employment Agreement"), Hayes was employed by the Company and received certain benefits;

          WHEREAS, in addition to being an employee of the Company, Hayes has been and currently is a shareholder of the Company and has certain rights arising from such status;

          WHEREAS, the Parties wish to terminate all prior agreements and understandings between them and to establish a new agreement comprising all rights and obligations as between the Parties; and

          WHEREAS, the Company has represented to Hayes that, considering the different factors existent at the time this Agreement are similar to the terms
of that settlement agreement,

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

          1. Termination of Employment Agreement and Other Agreements between the Parties. In consideration of the execution of this Settlement Agreement, each of Hayes and the Company hereby consent to the termination, effective on the date hereof, of the Employment Agreement (specifically including all amendments thereto) and all other agreements to which Hayes and the Company have been or are on the date hereof parties. Hayes specifically acknowledges and agrees that he shall have no further rights or privileges under such agreements (including, without limitation, the right to receive certain compensation and benefits).

          2.                          The Company shall
                                                         which the Parties
stipulate and agree consist of           of the
                                            .  Upon the effectiveness of this
Agreement, Hayes shall promptly deliver to the Company
                      together with
reflecting the               of the                              as
contemplated hereby.

          3. Non-Competition Covenant. Hayes acknowledges that he has been involved in the operation of the Company and its subsidiaries throughout the United States and that he has significant familiarity with such operations. Hayes agrees that from the date of effectiveness of this Agreement and for a period he will not engage in or enter the
employ of, or have any interest in, directly or indirectly, any other person, firm, corporation or other entity engaged in any business activities competitive with or similar or related to the business of the Company and its subsidiaries as such business has been or is now conducted.

                                   Nothing contained herein shall restrict
Hayes from owning                      of the corporate securities of any
competitor of the Company which securities are listed on any national securities exchange or actively traded over-the-counter, so long as Hayes has no other connection or relationship, direct or indirect, with the issuer of such securities. The Board of Directors of the Company may waive the restrictions contained in this paragraph 3 with respect to a particular interest of Hayes upon the affirmative vote of at least two-thirds of the then sitting members of the Board of Directors.
                                            the Company with respect to the
employment of Hayes, in any capacity, by a

          4. Hayes hereby covenants and agrees that upon the effectiveness of this Agreement, neither he nor any member of his family will




          5. Payments to Hayes. In consideration for the execution and delivery of this Agreement by Hayes, upon the effectiveness of this Agreement
the Company shall promptly pay to Hayes the sum of         .  Commencing one
year from the effective date hereof, the Company shall pay to Hayes the sum of
        each year for a period of           (for a total of annual payments of
       ). Annual payments will be due and payable in lump sum annually on or before each anniversary date of the effectiveness of this Agreement.

          6. Medical Benefits. The Company acknowledges that Hayes and are currently participants in the Company's current group hospital, medical, dental and vision plans,

(collectively the "Coverage"), at no expense to Hayes. The Company agrees to continue the Coverage for Hayes and now eligible dependents and, to the extent allowed by the Coverage,
                     .  Beginning at age   , Hayes will reimburse the Company
in full for such insurance coverage or, if the Company is then self insured, the amount that would normally be charged for such health benefits.

          7. Release. Except as to such rights or claims as are created by this Agreement, upon the effectiveness of this Agreement, Hayes, for his spouse, heirs, next of kin, executors, administrators, legal representatives, estate and assigns, releases and forever discharges the Company and its subsidiaries, officers, directors, shareholders, employees, agents, successors and assigns from any and all actions, causes of action, sums of money, claims, demands, and relief of any nature whatsoever whether known or unknown, whether in law, in equity, under any federal, state or local laws, regulations, rules or ordinances, that Hayes ever had, now has or hereafter can or may have arising out of or in any way relating to his prior relationships with the Company and its subsidiaries as an officer, director, employee, founder or shareholder, and specifically including any rights he may have under the Employment Agreement and any other agreements to which the Company and Hayes have been or are on the date hereof parties.

          8. Invalidity of Provisions. In the event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.
          9. Assignments. This Agreement shall be freely assignable by the Company to, and shall inure to the benefit of and be binding upon, any other corporate or other entity which shall succeed to the business presently being operated by the Company. Neither this Agreement nor any rights hereunder shall be assigned by Hayes, except that Hayes shall be entitled to convey any and all benefits under this Agreement (subject to all attendant obligations and the limitations of Section 6 above), through testamentary documents.

          10. Choice of Law. The Parties agree that this Agreement shall be construed in accordance with and governed by the law of the State of Virginia.

          11. Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by the Parties.

          12. Confidentiality. Neither of the Parties will, without the other's prior written consent, disclose to any third party any of the terms, conditions or other facts with respect to this Agreement, except as such disclosure may be necessary to comply with law. Hayes acknowledges that the Company may be required to disclose the fact of the Agreement and certain of its terms in its filings as a publicly traded company with securities registered under the Securities Exchange Act of 1934.

          13. Board of Director Approval. Hayes acknowledges that effectiveness of this Agreement is subject to the approval of the Board of Directors of the Company and immediately upon such approval shall be deemed effective.

          14. Notices. Any notice given by either Party hereunder shall be in writing and shall be personally delivered or shall be mailed, certified or registered mail, postage prepaid, as follows:

               To Company:         QuesTech, Inc.
                                   7600-A Leesburg Pike
                                   Falls Church, VA  22043
                                   Attn: Chief Executive Officer

               To Hayes:           Oscar E. Hayes




or such other address of which a Party may give notice from time to time.

          15. Counterparts. This Agreement may be executed in counterparts.

           IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

                              QUESTECH, INC.



                              By:
                              Its:




                              Oscar E. Hayes